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                                                                EXHIBIT 5-B

                      [Letterhead of Weil, Gotshal & Manges LLP]


                                   October 15, 1998


MediaOne Group, Inc.
188 Inverness Drive West
Englewood, Colorado  80112

Ladies and Gentlemen:

          We have acted as counsel to MediaOne Group, Inc., a Delaware corporation ("MediaOne Group"), MediaOne Group Funding, Inc., a Delaware corporation ("MediaOne Group Funding"), and MediaOne Finance Trust III, MediaOne Finance Trust IV, MediaOne Finance Trust V and MediaOne Finance Trust VI, each a Delaware business trust (the "Trusts"), in connection with the preparation of the registration statement of MediaOne Group, MediaOne Group Funding and the Trusts on Form S-3 (Registration No. 333-65371), filed with the Securities and Exchange Commission (the "Commission") on October 6, 1998 and amended by Amendment No. 1 filed with the Commission on October 15, 1998 (as amended, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of preferred securities of the Trusts (the "Preferred Securities") and subordinated debt securities of MediaOne Group Funding (the "Subordinated Notes"). The Subordinated Notes will be fully and unconditionally guaranteed by MediaOne Group (the "Note Guarantees"). The Subordinated Notes and the Note Guarantees will be issued in accordance with the provisions of an indenture (the "Indenture") dated June 12, 1998, among MediaOne Group, MediaOne Group Funding and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), which is filed as an exhibit to the Registration Statement. The Indenture will be supplemented for each series of Subordinated Notes (each a "Supplemental Indenture"), the form of which is being filed as an exhibit to the Registration Statement. The Preferred Securities will be guaranteed by MediaOne Group in the manner and to the extent set forth in the guarantee agreements (the "Preferred Securities Guarantees"), the form of which is filed as an exhibit to the Registration Statement.

          In so acting, we have reviewed the Registration Statement, including the prospectus (the "Prospectus") contained

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MediaOne Group, Inc.
October 15, 1998
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therein, the Indenture the forms of Supplemental Indenture, Subordinated
Note, Note Guarantee and Preferred Securities Guarantee. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of MediaOne Group and MediaOne Group Funding, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of MediaOne Group and MediaOne Group Funding. Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

          1. The Subordinated Notes have been duly and validly authorized by MediaOne Group Funding and, when executed, authenticated, issued and delivered in the manner contemplated in the Indenture and the applicable Supplemental Indenture, will constitute the legal, valid and binding obligations of MediaOne Group Funding, entitled to the benefits of the Indenture and the applicable Supplemental Indenture and enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and subject to the qualification that (i) the waiver of rights under any usury laws contained in the Indenture may be unenforceable and (ii) we express no opinion as to the effect on the Subordinated Notes of the laws of any jurisdiction other than the State of New York and the federal laws of the United States, including laws which limit the rates of interest legally chargeable or collectible.

          2. The Note Guarantees have been duly and validly authorized by MediaOne Group and, when executed, authenticated, issued and delivered in the manner contemplated in the Indenture and the applicable Supplemental Indenture, will constitute the

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MediaOne Group, Inc.
October 15, 1998
Page 3

legal, valid and binding obligations of MediaOne Group, entitled to the benefits of the Indenture and the applicable Supplemental Indenture and enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and subject to the qualification that (i) the waiver of rights under any usury laws contained in the Indenture may be unenforceable and (ii) we express no opinion as to the effect on the Note Guarantees of the laws of any jurisdiction other than the State of New York and the federal laws of the United States, including laws which limit the rates of interest legally chargeable or collectible.

          3. The Preferred Securities Guarantees have been duly and validly authorized by MediaOne Group and, when executed and delivered by MediaOne Group, will constitute the legal, valid and binding obligation of MediaOne Group, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

          The opinions expressed herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

          We understand that you have received an opinion from Morris, Nichols, Arsht & Tunnell, special Delaware counsel for MediaOne Group, MediaOne Group Funding and the Trusts. We are expressing no opinion with respect to the matters contained in such opinion.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Opinions" in the Prospectus.

                              Very truly yours,

                              Weil, Gotshal & Manges LLP

                              /s/ Weil, Gotshal & Manges LLP